EXHIBIT 15.1

March 9, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re:  Johnson Controls International plc Registration Statement No 333-215863 on Form S-3.

Commissioners:

We are aware that our report dated February 8, 2017 on our review of interim financial information of Johnson Controls International plc (the “Company”) for the three-month periods ended December 31, 2016 and 2015 and included in the Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2016 is incorporated by reference in the above referenced Registration Statement.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin

PricewaterhouseCoopers LLP, 833 E. Wisconsin Ave., Suite 1200 Milwaukee, WI 53202

T: (414) 212-1600, F: (414) 212-1880, www.pwc.com